Exhibit 5.1

December 13, 2018

Enphase Energy, Inc.

47281 Bayside Parkway

Fremont, CA 94538

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Enphase Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer and sale by certain selling securityholders set forth in the prospectus contained in the Registration Statement, and any supplement to the prospectus, of up to 7,500,000 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”).

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended and in effect on the date hereof, (ii) the Bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement, (iv) resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Shares and the filing of the Registration Statement, and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Arnold & Porter Kaye Scholer LLP 250 West 55th Street | New York, NY 10019-9710 | www.arnoldporter.com

December 13, 2018

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto.

As to matters of fact material to our opinion, we have relied solely upon our review of the documents referred to above. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter and express no opinion with respect to such factual matters and disclaim any implication or inference as to the reasonableness of any such assumption. In rendering this opinion, we have considered only the Delaware General Corporation Law, and we express no opinion with respect to choice of law or conflicts of law. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter.

Based upon the foregoing, and subject to the qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to use our name in the Registration Statement (including the related prospectus and prospectus supplement) under the caption “Legal Matters,” and to the discussion of this opinion under such caption. By giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP